PRESS RLEASE OF PAYCHEX, INC. DATED SEPTEMBER 28, 2022

Paychex, Inc. Reports First Quarter Results:

Double Digit Growth in Revenue and Diluted Earnings Per Share;

Raises Earnings Outlook for the Year

Rochester, N.Y. - (September 28, 2022) - Paychex, Inc. (the “Company,” “Paychex,” “we,” “our,” or “us”) today announced the following results for the quarter ended August 31, 2022 (the “first quarter”), as compared to the corresponding prior year period:

	For the three months ended
	August 31,
In millions, except per share amounts	2022	2021	Change(2)
Total service revenue	$1,188.3	$1,068.4	11%
Total revenue	$1,206.2	$1,082.9	11%
Operating income	$495.6	$442.9	12%
Diluted earnings per share	$1.05	$0.92	14%
Adjusted diluted earnings per share(1)	$1.03	$0.89	16%

(1) Adjusted diluted earnings per share is not a United States (“U.S.”) generally accepted accounting principle (“GAAP”) measure. Please refer to the “Non-GAAP Financial Measures” section on page 3 of this press release for a discussion of non-GAAP measures.

(2) Percentage changes are calculated based on unrounded numbers.

Martin Mucci, Chairman and CEO, commented, “We are off to a good start for fiscal 2023, achieving double-digit growth in revenue and earnings. The value proposition of our Human Capital Management ("HCM") technology and Paychex HR suite continues to resonate in the market, with notable strength in our mid-market, retirement, and HR solutions businesses.

“Businesses continue to look for HR technology to help them streamline payroll and benefits administration and more effectively recruit, retain, and manage their talent. At the HR Technology Conference and Exposition this month, we were pleased to provide attendees with an interactive experience highlighting the capabilities of our Paychex Flex HR Tech platform and how Paychex solutions can be customized to address their business challenges. In addition, we launched Paychex Voice Assist, a conversational artificial intelligence feature of Paychex Flex that allows payroll to be run through any Google Assistant-compatible device – a first in the industry. At Paychex, we are constantly monitoring data, market challenges, and consumer technology trends to innovate to meet the needs of our clients.”

First Quarter Business Highlights

Service revenue increased to $1.2 billion in the first quarter, an increase of 11% over the prior year period. Highlights as compared to the corresponding prior year period are as follows:

Management Solutions revenue was $905.5 million, an increase of 12%, led by the following factors:

•
Growth in the number of client employees served for HCM and additional worksite employees for HR Solutions;
•
Improved revenue per client resulting from price realization and higher product penetration, including strong demand for HR Solutions, retirement, and time and attendance solutions; and
•
Expansion of HCM ancillary services.

Professional Employer Organization (“PEO”) and Insurance Solutions revenue was $282.8 million, an increase of 8%, primarily due to the following:

•
Growth in the number of average worksite employees; and
•
Increase in PEO health insurance revenue.

Total expenses increased 11% to $710.6 million, as a result of the following:

•
Higher compensation costs due to increases in headcount and wage rates; and
•
PEO direct insurance costs increased as a result of higher health insurance enrollment.

Operating income grew 12% to $495.6 million as compared to the prior year period. Operating margin (operating income as a percentage of total revenue) of 41% increased compared to the prior year period.

Our effective income tax rate was 22.9% compared to 24.9% for the prior year period. Both periods were impacted by the recognition of excess tax benefits related to employee stock-based compensation payments. The prior year period was also impacted by an increase in state taxes.

Diluted earnings per share increased 14% to $1.05 per share for the first quarter compared to the prior year period. Adjusted diluted earnings per share(1) increased 16% to $1.03 per share for the first quarter compared to the prior year period.

(1) Adjusted diluted earnings per share is not a U.S. GAAP measures. Please refer to the “Non-GAAP Financial Measures” section on page 3 of this press release for a discussion of these non-GAAP measures.

Financial Position and Liquidity

Our financial position and cash flow generation remained strong. As of August 31, 2022, we had:

•
Cash, restricted cash, and total corporate investments of $1.3 billion.
•
Short-term and long-term borrowings, net of debt issuance costs, of $808.1 million.
•
Cash flow from operations was $364.3 million for the first quarter.

Return to Stockholders in the First Quarter

•
Paid dividends of $0.79 per share totaling $284.6 million.

Non-GAAP Financial Measures

	For the three months ended
	August 31,
$ in millions	2022	2021	Change
Net income	$379.2	$333.6	14%
Non-GAAP adjustments:
Excess tax benefits related to employee stock-based compensation payments(1)	(7.3)	(10.4)
Adjusted net income	$371.9	$323.2	15%

Diluted earnings per share(2)	$1.05	$0.92	14%
Non-GAAP adjustments:
Excess tax benefits related to employee stock-based compensation payments(1)	(0.02)	(0.03)
Adjusted diluted earnings per share	$1.03	$0.89	16%

Net income	$379.2	$333.6	14%
Non-GAAP adjustments:
Interest expense, net	3.7	9.0
Income taxes	112.8	110.3
Depreciation and amortization expense	44.0	45.7
Total non-GAAP adjustments	160.5	165.0
EBITDA	539.7	498.6	8%

(1) Excess tax benefits related to employee stock-based compensation payments recognized in income taxes. This item is subject to volatility and will vary based on employee decisions on exercising employee stock options and fluctuations in our stock price, neither of which is within the control of management.

(2) The calculation of the impact of non-GAAP adjustments on diluted earnings per share is performed on each line independently. The table may not add down by +/- $0.01 due to rounding.

In addition to reporting net income, and diluted earnings per share, which are U.S. GAAP measures, we present adjusted net income, adjusted diluted earnings per share, and earnings before interest, taxes, depreciation, and amortization (“EBITDA”), which are non-GAAP measures. We believe these additional measures are indicators of our core business operations’ performance period over period. Adjusted net income, adjusted diluted earnings per share, and EBITDA, are not calculated through the application of U.S. GAAP and are not required forms of disclosure by the Securities and Exchange Commission (“SEC”). As such, they should not be considered a substitute for the U.S. GAAP measures of net income, and diluted earnings per share, and, therefore, they should not be used in isolation but in conjunction with the U.S. GAAP measures. The use of any non-GAAP measure may produce results that vary from the U.S. GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

Business Outlook

Our outlook for the fiscal year ending May 31, 2023 (“fiscal 2023”) incorporates current assumptions and market conditions. Changes in the macroeconomic environment could alter our guidance. With consideration of these impacts, we have updated our guidance as follows:

•
Adjusted diluted earnings per share(1) is now anticipated to grow in the range of 11% to 12%.
•
Other aspects of our guidance for fiscal 2023 remain unchanged from what we provided previously.

(1) Adjusted EBITDA margin and adjusted diluted earnings per share are not U.S. GAAP measures. EBITDA margin is calculated as net income, adjusted for interest, taxes, depreciation, and amortization as a percentage of total revenue. Please refer to the “Non-GAAP Financial Measures” section on page 4 of this press release for a discussion of these non-GAAP measures.

Environmental, Social, and Governance (“ESG”)

As part of what it means to be Paychex, we are focusing our ESG efforts on actions we can take to create positive impact. To learn more about our latest initiatives, please see our https://www.paychex.com/corporate/corporate-responsibility. The information available on our website is not a part of, and is not incorporated into, this press release.

Quarterly Report on Form 10-Q (“Form 10-Q”)

We anticipate filing our Form 10-Q for the first quarter within the next day, and it will be available at https://investor.paychex.com. This press release should be read in conjunction with the Form 10-Q and the related Notes to Consolidated Financial Statements and Management's Discussion and Analysis of Financial Condition and Results of Operations contained in that Form 10-Q.

Webcast Details

Interested parties may access the webcast of our Earnings Release Conference Call, scheduled for September 28, 2022, at 9:30 a.m. Eastern Time, at https://investor.paychex.com. The webcast will be archived for approximately 90 days. Our news releases, current financial information, SEC filings, and investor presentations are also accessible at https://investor.paychex.com.

For more information, contact:

Investor Relations:	Efrain Rivera, CFO, or Terri Allen	585‑383‑3406
Media Inquiries:	Chris Muller, Director, Corporate Communications	585‑338-4346

About Paychex

Paychex, Inc. (Nasdaq:PAYX) is a leading provider of integrated human capital management solutions for human resources, payroll, benefits, and insurance services. By combining innovative software-as-a-service technology and mobility platform with dedicated, personal service, Paychex empowers business owners to focus on the growth and management of their business. Backed by 50 years of industry expertise, Paychex serves more than 730,000 payroll clients as of May 31, 2022 in the U.S. and Europe, and pays one out of every 12 American private sector employees. Learn more about Paychex by visiting www.paychex.com and stay connected on Twitter (www.twitter.com/paychex) and LinkedIn (www.linkedin.com/company/paychex).

Cautionary Note Regarding Forward-Looking Statements

Certain written and oral statements made by us may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by such words and phrases as “expect,” “estimate,” “intend,” “overview,” “outlook,” “guidance,” “we look forward to,” “will,” “would,” “project,” “projections,” “strategy,” “anticipate,” “believe,” “could,” “may,” “target,” “potential,” “strive,” “mission,” and other similar words or phrases. Examples of forward-looking statements include, among others, statements we make regarding operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to our outlook, revenue growth, earnings, earnings-per-share growth, or similar projections.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, many of which are outside our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance upon any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•
our ability to keep pace with changes in technology or provide timely enhancements to our products and services;
•
software defects, undetected errors, and development delays for our products;
•
the possibility of cyberattacks, security vulnerabilities or Internet disruptions, including data security and privacy leaks and data loss and business interruptions;
•
the possibility of failure of our business continuity plan during a catastrophic event;
•
the failure of third-party service providers to perform their functions;
•
the possibility that we may be exposed to additional risks related to our co-employment relationship with our PEO business;
•
changes in health insurance and workers’ compensation insurance rates and underlying claim trends;
•
risks related to acquisitions and the integration of the businesses we acquire;
•
our clients’ failure to reimburse us for payments made by us on their behalf;
•
the effect of changes in government regulations mandating the amount of tax withheld or the timing of remittances;
•
our failure to comply with covenants in our debt agreements;
•
changes in governmental regulations and policies;
•
our ability to comply with U.S. and foreign laws and regulations;
•
our compliance with data privacy laws and regulations;
•
our failure to protect our intellectual property rights;
•
potential outcomes related to pending or future litigation matters;
•
the impact of the COVID-19 pandemic and other macroeconomic factors on the U.S. and global economy, and in particular on our small- and medium-sized business clients;
•
volatility in the political and economic environment, including rising inflation;
•
changes in the availability and retention of qualified people; and
•
the possible effects of negative publicity on our reputation and the value of our brand.

Any of these factors, as well as such other factors as discussed in our SEC filings, could cause our actual results to differ materially from our anticipated results. The information provided in this document is based upon the facts and circumstances known as of the date of this press release, and any forward-looking statements made by us in this document speak only as of the date on which they are made. Except as required by law, we undertake no obligation to update these forward-looking statements after the date of issuance of this press release to reflect events or circumstances after such date, or to reflect the occurrence of unanticipated events.

PAYCHEX, INC.

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In millions, except per share amounts)

	For the three months ended
	August 31,
	2022	2021	Change(2)
Revenue:
Management Solutions	$905.5	$805.5	12%
PEO and Insurance Solutions	282.8	262.9	8%
Total service revenue	1,188.3	1,068.4	11%
Interest on funds held for clients(1)	17.9	14.5	24%
Total revenue	1,206.2	1,082.9	11%
Expenses:
Cost of service revenue	351.0	312.5	12%
Selling, general and administrative expenses	359.6	327.5	10%
Total expenses	710.6	640.0	11%
Operating income	495.6	442.9	12%
Other (expense)/income, net(1)	(3.6)	1.0	n/m
Income before income taxes	492.0	443.9	11%
Income taxes	112.8	110.3	2%
Net income	$379.2	$333.6	14%

Basic earnings per share	$1.05	$0.93	13%
Diluted earnings per share	$1.05	$0.92	14%
Weighted-average common shares outstanding	360.1	360.1
Weighted-average common shares outstanding, assuming dilution	362.4	362.8

(1) Further information on interest on funds held for clients and other expense, net, and the short- and long-term effects of changing interest rates can be found in our filings with the SEC, including our Quarterly Reports on Form 10-Q and our Annual Report on Form 10-K, as applicable, under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and subheadings “Results of Operations” and “Market Risk Factors.” These filings are accessible at www.paychex.com.

(2) Percentage changes are calculated based on unrounded numbers.

n/m - not meaningful

n/m – not meaningful

PAYCHEX, INC.

CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions, except per share amounts)

	August 31,	May 31,
	2022	2022
ASSETS
Cash and cash equivalents	$1,184.2	$370.0
Restricted cash	60.1	50.3
Corporate investments	45.8	853.9
Interest receivable	20.6	22.3
Accounts receivable, net of allowance for credit losses	876.4	723.8
PEO unbilled receivables, net of advance collections	476.3	572.1
Prepaid income taxes	—	34.0
Prepaid expenses and other current assets	286.2	272.3
Current assets before funds held for clients	2,949.6	2,898.7
Funds held for clients	3,135.8	$3,682.9
Total current assets	6,085.4	6,581.6
Long-term restricted cash	32.6	25.5
Long-term corporate investments	3.9	5.0
Property and equipment, net of accumulated depreciation	398.1	401.3
Operating lease right-of-use assets, net of accumulated amortization	74.7	78.7
Intangible assets, net of accumulated amortization	212.5	224.6
Goodwill	1,825.3	1,831.5
Long-term deferred costs	441.1	433.3
Other long-term assets	52.3	53.7
Total assets	$9,125.9	$9,635.2

LIABILITIES
Accounts payable	$35.1	$49.5
Accrued corporate compensation and related items	138.7	225.4
Accrued worksite employee compensation and related items	715.0	683.4
Short-term borrowings	10.3	8.7
Accrued income taxes	40.0	—
Deferred revenue	40.8	38.4
Other current liabilities	411.0	444.6
Current liabilities before client fund obligations	1,390.9	1,450.0
Client fund obligations	3,311.3	3,819.2
Total current liabilities	4,702.2	5,269.2
Accrued income taxes	61.7	58.1
Deferred income taxes	157.1	165.5
Long-term borrowings, net of debt issuance costs	797.8	797.7
Operating lease liabilities	71.0	74.8
Other long-term liabilities	198.7	184.7
Total liabilities	5,988.5	6,550.0

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value; Authorized: 600.0 shares; Issued and outstanding: 360.4 shares as of August 31, 2022 and 359.9 shares as of May 31, 2022	3.6	3.6
Additional paid-in capital	1,568.9	1,545.9
Retained earnings	1,736.3	1,669.6
Accumulated other comprehensive loss	(171.4)	(133.9)
Total stockholders’ equity	3,137.4	3,085.2
Total liabilities and stockholders’ equity	$9,125.9	$9,635.2

PAYCHEX, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In millions)

	For the three months ended
	August 31,
	2022	2021
OPERATING ACTIVITIES
Net income	$379.2	$333.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	44.0	45.7
Amortization of premiums and discounts on available-for-sale ("AFS") securities, net	6.0	7.9
Amortization of deferred contract costs	53.0	49.1
Stock-based compensation costs	14.4	12.4
Provision for deferred income taxes	2.5	11.5
Provision for credit losses	4.5	(3.6)
Net realized gains on sales of AFS securities	(0.1)	(0.1)
Changes in operating assets and liabilities:
Interest receivable	1.7	3.1
Accounts receivable and PEO unbilled receivables, net	(61.2)	(30.4)
Prepaid expenses and other current assets	23.7	23.2
Accounts payable and other current liabilities	(61.1)	(29.1)
Deferred costs	(64.5)	(53.7)
Net change in other long-term assets and liabilities	23.7	17.6
Net change in operating lease right-of-use assets and liabilities	(1.5)	(1.6)
Net cash provided by operating activities	364.3	385.6
INVESTING ACTIVITIES
Purchases of AFS securities	(3,807.6)	(247.5)
Proceeds from sales and maturities of AFS securities	5,066.9	256.9
Purchases of property and equipment	(30.6)	(30.4)
Purchases of other assets	(5.6)	(1.3)
Net cash provided by/(used in) investing activities	1,223.1	(22.3)
FINANCING ACTIVITIES
Net change in client fund obligations	(507.9)	32.4
Net change in short-term borrowings	2.0	(0.3)
Dividends paid	(284.6)	(238.1)
Repurchases of common shares	—	—
Activity related to equity-based plans	(19.2)	(5.7)
Net cash used in financing activities	(809.7)	(211.7)
Net change in cash, restricted cash, and equivalents	777.7	151.6
Cash, restricted cash, and equivalents, beginning of period	928.4	1,823.1
Cash, restricted cash, and equivalents, end of period	$1,706.1	$1,974.7

Reconciliation of cash, restricted cash, and equivalents
Cash and cash equivalents	$1,184.2	$1,102.0
Restricted cash	92.7	83.6
Restricted cash and restricted cash equivalents included in funds held for clients	429.2	789.1
Total cash, restricted cash, and equivalents	$1,706.1	$1,974.7